EXHIBIT 10.15

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 7th day of January, 2009, by and between HCP TPSP, LLC, a Delaware limited liability company (“Landlord”), and TORREYPINES THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Slough TPSP LLC, predecessor-in-interest to Landlord, and Tenant entered into that certain Lease Agreement dated July 18, 2005 (the “Lease”), whereby Tenant leases approximately 20,162 rentable square feet of space on the third (3rd) floor of the building located at 11085 Torrey Pines Road, La Jolla, California (the “Building”). The Building, together with the buildings located at 11011, 11025, and 11077 North Torrey Pines Road, La Jolla, California, containing, in the aggregate approximately 291,817 rentable square feet of space, make up the “Torrey Pines Science Park” (the “Project”).

B. The parties desire to extend the term of the Lease and otherwise amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, “as is” condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

3. Lease Term. Pursuant to the Lease, the Initial Term of the Lease is scheduled to expire on February 28, 2009. Landlord and Tenant hereby agree to extend the Initial Term for a period of four (4) months, from March 1, 2009, until June 30, 2009 (the “Extended Term”), on the terms and conditions set forth in this Amendment.

4. No Renewal Term. Tenant acknowledges that Tenant has not exercised the Renewal Option contained in Rider 101 attached to the Lease, and that the time for such exercise has lapsed. Accordingly, the terms of such Rider 101 are of no further force or effect.

5. Base Rent. Prior to February 28, 2009, Tenant shall continue to pay monthly installments of Base Rent for the Premises in accordance with the terms of the Lease. Commencing on March 1, 2009, and continuing during the Extended Term, Tenant shall pay monthly installments of Base Rent for the Premises in the amount of $1.30 per square foot of the Premises per month (i.e., $26,210.60 per month), in the manner set forth in the Lease.

6. Additional Rent. Prior to and during the Extended Term, Tenant shall continue to pay Tenant’s Proportionate Share of Taxes and Operating Costs for the entire Premises in accordance with the terms of the Lease.

7. Notices. Notwithstanding anything to the contrary contained in the Lease, as of the date of this Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

if to Landlord:	HCP TPSP, LLC c/o HCP Estates USA Inc. 444 North Michigan Avenue, Suite 3230 Chicago, IL 60611 Attn: Randy Rohner Fax: (312) 755-0717 and

HCP TPSP, LLC c/o HCP, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, CA 90806-2473 Attn: Legal Department Fax: (562) 733-5219

with a copy to: Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

8. No Tenant Broker. Tenant hereby warrants to Landlord that Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that Tenant knows of no real estate broker or agent that is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and defend Landlord against and hold the Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under Tenant. The terms of this Section shall survive the expiration or earlier termination of the term of the Lease.

9. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“LANDLORD”			“TENANT”

HCP TPSP, LLC,			TORREYPINES THERAPEUTICS, INC.,
a Delaware limited liability company			a Delaware corporation

By:	HCP Estates USA Inc.,		By:	/s/ Craig Johnson
	a Delaware corporation,			Its:	CFO
its Managing Member

	By:	/s/ Jon Bergschneider
Jon Bergschneider Senior Vice President